Exhibit 99.1

Tauriga Sciences Announces Results of Special Meeting of Shareholders Held on November 22, 2021

New York, New York 11/23/2021. —Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a New York based diversified Life Sciences Company, today announced the results of its Special Meeting of stockholders held on November 22, 2021.

At the Special Meeting, Tauriga’s stockholders approved an amendment to our Articles of Incorporation to (collectively, “Proposal 1”) to: (i) allow for consideration of the change of the name of our Company to Sublingual Technologies Inc.; (ii) allow action by our Board of Directors to affect a change in the name of our Company without further shareholder approval; and (iii) to increase the total number of authorized shares of common stock, par value $.00001 per share (“Common Stock”) from 400,000,000 to 750,000,000 shares.

In addition, following the appointment of James V. Rosati and Chris Sferruzzo in March 2021 to the Company’s Board of Directors, in Proposal 2 of the Proxy Statement, we nominated the following slate of persons for election to the Company’s Board of Directors: Seth M. Shaw, Thomas J. Graham, James V. Rosati and Chris Sferruzzo. All of the foregoing nominees were overwhelmingly elected by our stockholders to serve as members of our Board of Directors.

Seth M. Shaw, Chief Executive Officer of Tauriga, stated, “The passage of all the matters put before the stockholders in this Special Meeting represent important milestones for the Company. We are grateful for the support shown by our stockholders and we thank you for the vote of confidence. I have spoken with many of you this last week and I appreciate your time and input. Your opinions are important and we will take them into account as we move forward. This year will be an exciting time for Tauriga and we are working on several options that we hope will drive shareholder value. I thank you again for your continued support as we focus on building a successful future.”.

ABOUT TAURIGA SCIENCES INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating, diversified life sciences company, engaged in several major business activities and initiatives. The company manufactures and distributes several proprietary retail products and product lines, mainly focused on the Cannabidiol (“CBD”) and Cannabigerol (“CBG”) Edibles market segment. The main product line, branded as Tauri-Gum™, consists of a proprietary supplement chewing gum that is Kosher certified, Halal certified, and Vegan Formulated (CBD Infused Tauri-Gum™ Flavors: Mint, Blood Orange, Pomegranate), (CBG Infused Tauri-Gum™ Flavors: Peach-Lemon, Black Currant), (Vitamin C + Zinc Infused Tauri-Gum™ Flavor: Pear Bellini), (Caffeine Infused Tauri-Gum™ Flavor: Cherry Lime Rickey), & (Vitamin D3 Infused Tauri-Gum™ Flavor: Golden Raspberry). The Company’s commercialization strategy consists of a broad array of retail customers, distributors, and a fast-growing E-Commerce business segment (E-Commerce website: www.taurigum.com). Please visit our corporate website, for additional information, as well as inquiries, at http://www.tauriga.com Complementary to the Company’s retail business, is its ongoing Pharmaceutical Development initiative. This relates to the development of a proposed Pharmaceutical grade version of Tauri-Gum™, for nausea regulation (specifically designed for the following indication: Patients Subjected to Ongoing Chemotherapy Treatment). On March 22, 2021, the Company announced that it had Converted its U.S. Provisional Patent Application (filed on March 17, 2020) into a U.S. Non-Provisional Patent Application. The Patent, filed with the U.S.P.T.O. is Titled “MEDICATED CBD COMPOSITIONS, METHODS OF MANUFACTURING, AND METHODS OF TREATMENT”. On December 18, 2020 the Company disclosed that it had entered into a Master Services Agreement with CSTI to lead the Company’s clinical development efforts.

The Company is headquartered in Wappingers Falls, New York. In addition, the Company operates two full time E-Commerce fulfillment centers: one located in Montgomery, Texas and the other in Brooklyn, New York.

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other periodic filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

Contact:

Tauriga Sciences, Inc.

4 Nancy Court, Suite 4

Wappingers Falls, NY 12590

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

Company Instagram: @taurigum

Personal Instagram: @sethsms47

Twitter: @SethMShaw

Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com